Cronos Group Founder Mike Gorenstein Returns as CEO

Kurt Schmidt, President and Chief Executive Officer, to Retire

TORONTO, March 21, 2022 (GLOBE NEWSWIRE) – Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos” or the “Company”), an innovative global cannabinoid company, today announced that the Board of Directors has appointed Mike Gorenstein as Chairman, President, and Chief Executive Officer, effective March 21, 2022, in connection with Kurt Schmidt’s retirement.

“Mike is a visionary leader who knows Cronos better than anyone,” said Jim Rudyk, Lead Independent Director of Cronos. “He is uniquely positioned to oversee the implementation of our strategic and operational realignment initiatives as we create a highly differentiated branded cannabinoid platform to drive long-term success. A key element of our plan is being ready for entry into the U.S. cannabis market once federally permitted – with Mike leading that charge every step of the way.”

Mr. Rudyk continued, “On behalf of the Board of Directors, I would like to thank Kurt for his stewardship through the challenges of the pandemic and broader industry headwinds. We are grateful for his contributions to Cronos and wish him all the best in his retirement.”

“I am excited to return as CEO and accelerate progress by leveraging the innovative and daring approach that Cronos was built on,” said Mike Gorenstein, Chairman, President and Chief Executive Officer. “We positioned Cronos to have the best tools to succeed in this market with our evolving asset-light supply chain, an organically growing brand in Canada, differentiated IP with a focus on rare cannabinoids, and one of the strongest balance sheets in the industry. Now it is time to use those tools to deliver meaningful shareholder value.”

Mike Gorenstein’s immediate areas of focus include:

•Delivering margin accretive growth focusing on adult-use product formats;
•Continuing to drive rare cannabinoid development and commercialization strategy;
•Cutting costs and focusing investments to the highest ROI opportunities, specifically “borderless” investments that can create incremental revenue as new markets come online;
•Leading a successful transition from Peace Naturals Campus to a more agile supply chain; and
•Positioning Cronos to win in the U.S. cannabis market.

About Mike Gorenstein
Mike Gorenstein previously served as Chairman, President and Chief Executive Officer of Cronos until September 2020, when he transitioned to the Executive Chairman role. In addition, Mike is a Co-Founder and passive Member of Gotham Green Partners.

Before joining Cronos, Mike was the Vice President and General Counsel at Alphabet Partners, LP, a New York City based multi-strategy investment management firm, focused on identifying mispriced assets across various industries, asset classes and geographies. Prior to Alphabet Partners, LP, he was a corporate attorney at Sullivan & Cromwell LLP, where he focused on mergers and acquisitions and capital markets transactions.

Mike graduated from the University of Pennsylvania Law School with a Juris Doctor, the Wharton School at University of Pennsylvania with a certificate in Business Economics and Public Policy and the Kelley School of Business at Indiana University with a Bachelor of Science of Business in Finance.

About Cronos Group Inc.
Cronos Group is an innovative global cannabinoid company committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos Group is building an iconic brand portfolio. Cronos Group’s diverse international brand portfolio includes Spinach®, PEACE NATURALS®, Lord Jones®, Happy Dance® and PEACE+™. For more information about Cronos Group and its brands, please visit: thecronosgroup.com.

Forward-looking Statements
This press release may contain information that may constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws (collectively, “Forward-looking Statements”). All information contained herein that is not clearly historical in nature may constitute Forward-looking Statements. In some cases, Forward-looking Statements can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “plan”, “anticipate”, “intend”, “potential”, “estimate”, “believe” or the negative of these terms, or other similar expressions intended to identify Forward-looking Statements. Some of the Forward-looking Statements contained in this press release include successful transition of Mr. Gorenstein to the role of Chief Executive Officer, our ability to deliver margin accretive growth and to drive the rare cannabinoid development and commercialization, our proposed supply chain transition and cost-cutting initiatives, and our intention to build an iconic international brand portfolio and develop disruptive intellectual property. Forward-looking Statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive risks, financial results, performance or achievements expressed or implied by those Forward-looking Statements and the Forward-looking Statements are not guarantees of future performance. A discussion of some of the material risks applicable to the Company can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, of which has been filed on SEDAR and EDGAR and can be accessed at www.sedar.com and www.sec.gov/edgar, respectively. Any Forward-looking Statement included in this press release is made as of the date of this press release and, except as required by law, Cronos Group disclaims any obligation to update or revise any Forward-looking Statement. Readers are cautioned not to put undue reliance on any Forward-looking Statement.

Cronos Group Contact
Shayne Laidlaw
Investor Relations
Tel: (416) 504-0004
investor.relations@thecronosgroup.com